UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2016

Medgenics, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-35112 (Commission File Number)	99-0217544 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 700 Wayne, PA 19087 (Address of Principal Executive Offices, zip code)

(610) 254-4201 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2016, Medgenics, Inc. (the “Company”) announced that Brian Piper, the Company’s Vice President of Finance and Investor Relations, will be appointed as the Company’s Chief Financial Officer, effective February 9, 2016. In addition, the Company announced that John Leaman, the Company’s current Chief Financial Officer, will be leaving the Company effective February 9, 2016.

Mr. Piper, 44, has served as the Company’s Vice President of Finance and Investor Relations since April 2014. Prior to joining the Company, Mr. Piper worked at Shire Pharmaceuticals, a global specialty pharmaceutical company, for 13 years in various finance and investor relations roles of increasing responsibility, including serving as Senior Director of Business Development from January 2010 until March 2014, and also including two years spent in Dublin, Ireland establishing Shire’s geographic expansion strategies. Prior to joining Shire, Mr. Piper worked at Celera Genomics and Otsuka Pharmaceuticals, Inc. He received a B.B.A. from the University of Notre Dame and an M.B.A. from the Robert H. Smith School of Business at the University of Maryland.

In connection with Mr. Piper’s appointment as Chief Financial Officer, Mr. Piper and the Company entered into an offer letter agreement (the “Offer Letter”) setting forth, among other things, Mr. Piper’s annual base salary of $300,000 and 2016 target bonus opportunity of 50% of annual base salary. The Offer Letter also provides that, in the event that Mr. Piper’s employment with the Company is terminated without Cause or for Good Reason (each as defined in the Offer Letter) Mr. Piper shall be entitled to a severance payment in the amount of his then-current annual base salary and target bonus, continuation of health and certain other fringe benefits for 12 months following termination and accelerated vesting of equity awards. Mr. Piper also agreed to maintain the confidentiality of all confidential business information, to disclose conflicts of interest to the Company and not to compete or solicit certain employees or other parties with which the Company does business for a period ending 12 months following the termination of his employment.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

In connection with the termination of Mr. Leaman’s employment, the Company and Mr. Leaman entered into an Agreement and Release and Waiver (the “Agreement”) on February 1, 2016. The Agreement provides for the payment of certain severance benefits to Mr. Leaman, substantially consistent with those set forth in his Employment Agreement with the Company, dated September 13, 2013 (the “Employment Agreement”), including: (i) a severance payment in the amount of $965,917, fifty percent of which will be payable on the Company’s first payroll date following the termination of Mr. Leaman’s employment and fifty percent of which will be payable on the Company’s first payroll date in January 2017; (ii) the continuation of health and certain other fringe benefits until the earlier of July 31, 2017 or the date on which Mr. Leaman becomes eligible to receive comparable coverage under another employer’s group health plan; and (iii) accelerated vesting of outstanding equity awards held by Mr. Leaman, which shall remain exercisable through and including February 9, 2018. Mr. Leaman has the right to revoke the Agreement within seven days of execution.

Pursuant to the Employment Agreement, Mr. Leaman is restricted from competing with the Company, or soliciting certain employees or other parties with which the Company does business, for a period of 12 months following the termination of his employment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release, dated February 3, 2016, regarding the matters described above.

The information furnished in this report under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Letter Agreement, by and between Medgenics, Inc. and Brian Piper, dated February 1, 2016

10.2	Agreement and Release and Waiver, by and between Medgenics, Inc. and John Leaman, dated February 1, 2016

99.1	Press Release of Medgenics, Inc. dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medgenics, Inc.

Date: February 3, 2016	By:	/s/ Scott Applebaum
Name: Scott Applebaum
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Letter Agreement, by and between Medgenics, Inc. and Brian Piper, dated February 1, 2016

10.2	Agreement and Release and Waiver, by and between Medgenics, Inc. and John Leaman, dated February 1, 2016

99.1	Press Release of Medgenics, Inc. dated February 3, 2016